UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2006

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2005, Paula Rosput Reynolds gave notice of her intent to resign as chairman of the board, president and chief executive officer of AGL Resources Inc. (the “Company”) effective December 31, 2005, to become president and chief executive officer of Safeco Corporation. On December 7, 2005 the Company’s board of directors appointed director D. Raymond Riddle as interim chairman and chief executive officer, effective January 1, 2006. The foregoing matters were reported in the Company’s Current Report on Form 8-K filed with the Commission on December 7, 2005.

On January 1, 2006, the Company entered into a Non-Solicitation, Cooperation and General Release and Waiver Agreement (the “Agreement”) with Ms. Reynolds on behalf of itself and AGL Services Company (its wholly-owned subsidiary). Pursuant to the Agreement, the Continuity Agreement effective as of December 1, 2003 between the Company and Ms. Reynolds terminated on December 31, 2005. Additionally, Ms. Reynolds agreed (1) to be available to assist the Company in an orderly transition for up to 24 months following her resignation, (2) not to disclose or use confidential information related to the Company’s business without the prior written consent of the Company, (3) not to initiate contact with employees of the Company for employment outside the Company for 24 months following her resignation, and (4) to take no action which damages the reputation of the Company or any of its employees, officers or directors. Ms. Reynolds also released the Company and its affiliates from all claims or demands that she may have based on her employment and directorship with the Company or any subsidiary or affiliate of the Company and agreed not to bring any actions against the Company or any subsidiary or affiliate of the Company with regard to such matters. In consideration for these agreements, no later than January 31, 2006, the Company will pay Ms. Reynolds the sum of $281,000, less applicable withholding and other customary deductions, as a full and final settlement of all amounts to which Ms. Reynolds may claim to be entitled for any and all employment with, and services to, the Company or any of its subsidiaries or affiliates other than amounts due to Ms. Reynolds under the Company’s compensation and employee benefit plans.

Ms. Reynolds, along with the Company’s other executive officers, will receive payment of certain long-term incentive awards that vest as of December 31, 2005, as further described in the Company’s Current Report on Form 8-K filed with the Commission on January 7, 2005. Ms. Reynolds is also eligible under the terms of the Executive Performance Incentive Plan dated February 2, 2002 and filed with the Commission as Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, to receive an award based on corporate performance for the performance period ended December 31, 2005. Ms. Reynolds will not be eligible for an award based on individual performance goals under the Company’s 2005 Annual Incentive Plan.

A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

10.1
Non-Solicitation, Cooperation and General Release and Waiver Agreement, dated January 1, 2006, by and between AGL Resources Inc., on behalf of itself and AGL Services Company (its wholly-owned subsidiary) and Paula Rosput Reynolds

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: January 3, 2006	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer

Exhibit Index

Exhibit No.	Description

10.1
Non-Solicitation, Cooperation and General Release and Waiver Agreement, dated January 1, 2006, by and between AGL Resources Inc., on behalf of itself and AGL Services Company (its wholly-owned subsidiary) and Paula Rosput Reynolds